(1)  On November 10, 2006, BlueLine Capital Partners,
L.P. ("BCP") purchased 50,000 shares in the aggregate of Criticare Systems, Inc.'s common stock
(the "Common Stock"). Following completion of the purchase, BCP directly owns 922,500 shares of Common
Stock reported as beneficially owned in the above table.

(2)  As a general partner of BCP, BlueLine Partners,
L.L.C., a Delaware limited liability company
("BlueLine Delaware"), may be deemed to be the beneficial owner of the 922,500 shares of Common
Stock held by BCP.  As general partner of BlueLine
Catalyst Fund VII, L.P. ("BlueLine Catalyst"),
BlueLine Partners, L.L.C., a California limited liability company ("BlueLine California"), may be deemed to be the beneficial owner of the 446,200 shares of Common Stock held by BlueLine Catalyst.
Following the completion of the purchase of shares by BCP, BCP, BlueLine Catalyst, BlueLine California and BlueLine Delaware own a total of 1,368,700 shares of Common Stock, or 11.1% of the outstanding
Common Stock of Criticare Systems, Inc.

(3) The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934 or otherwise, any Reporting Person is the beneficial owner of any Common Stock covered by this statement.

As described in Amendment No. 6 to Schedule 13D
("Amendment No. 6") filed on August 22, 2006 with respect to the Common Stock owned by BlueLine
Catalyst Fund VII, L.P., BlueLine Partners,
L.L.C.(California), BlueLine Partners, L.L.C.
(Delaware) and BlueLine Capital Partners, L.P. as of the date of Amendment No. 6, BlueLine (as defined in Amendment No. 6) may have been deemed to be a "group" under Section 13(d) of the Securities
Exchange Act and accordingly each Reporting Person may have been deemed to have beneficial ownership of 10% or more of the Common Stock.

Reporting Owner Name/Address

BlueLine Catalyst Fund VII, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Capital Partners, L.P.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506

BlueLine Partners, L.L.C.
4115 Blackhawk Plaza Circle, Suite 100
Danville, California 94506